Exhibit 99.1

News Release

EPSILON ANNOUNCES THE ISSUANCE OF CONTINGENT SHARES AS CONSIDERATION FOR THE ACQUISITION OF PEAK BLM LEASE LLC

Houston, Texas–November 20, 2025 – Epsilon Energy Ltd. (“Epsilon” or the “Company”) (NASDAQ: EPSN) today reported the issuance of common shares as consideration in connection with the acquisition of Peak BLM Lease LLC, which closed on November 14, 2025.

As contemplated by the membership interest purchase agreement for Peak BLM Lease LLC (“Purchase Agreement”), a copy of which was attached to the Company’s proxy statement filed with the Securities and Exchange Commission on October 10, 2025, the Company will issue up to 2,500,000 common shares if certain regulatory thresholds are met within a certain time period (the “Resolution Date”).

The Company’s board of directors determined that the Resolution Date has occurred.

After purchase price adjustments made in accordance with the provisions of the Purchase Agreement, the Company issued 2,234,847 common shares to Yorktown Energy Partners XI, LP.

There is no further consideration due under the Purchase Agreement.

About Epsilon

Epsilon Energy Ltd. is a North American onshore natural gas and oil production and gathering company with assets across the Marcellus, Powder River, Permian, Western Canadian Sedimentary, and Anadarko basins.

Forward-Looking Statements

Certain statements contained in this news release constitute forward looking statements. The use of any of the words “anticipate”, “continue”, “estimate”, “expect”, ‘may”, “will”, “project”, “should”, ‘believe”, and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated. Forward-looking statements are based on reasonable assumptions, but no assurance can be given that these expectations will prove to be correct and the forward-looking statements included in this news release should not be unduly relied upon.

Contact Information:

281-670-0002

Jason Stabell
Chief Executive Officer
Jason.Stabell@EpsilonEnergyLTD.com

Andrew Williamson
Chief Financial Officer
Andrew.Williamson@EpsilonEnergyLTD.com